Exhibit 99.1
Riley Permian Reports Second Quarter 2025 Results
OKLAHOMA CITY, August 6, 2025 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the second quarter ended June 30, 2025.
SECOND QUARTER 2025 AND RECENT HIGHLIGHTS
•Averaged 24.4 MBoe/d of total equivalent production (oil production of 15.2 MBbls/d)
•Generated $34 million of operating cash flow or $47 million before changes in working capital(1), $18 million of Total Free Cash Flow(1) and $21 million of Upstream Free Cash Flow(1)
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $28 million ($22 million for upstream) and cash capital expenditures before acquisitions of $29 million ($25 million for upstream)
•Closed on the purchase of 100% of the ownership interests of Silverback Exploration II, LLC and its subsidiaries (“Silverback”) on July 1, 2025, for $142 million in cash, subject to customary purchase price adjustments
•Executed equipment purchase agreements and advanced operations with midstream and power projects
•Updating capital expenditures guidance for additional drilling and completion activity in the second half of 2025
Bobby Riley, Chief Executive Officer and Chairman of the Board commented, “Riley Permian demonstrated solid overall performance in the second quarter in spite of a challenging oil market and regional operating environment. We adjusted our development activity and capital budget in response to lower oil prices and generated significant free cash flow for the first half of the year. We experienced constraints with infrastructure, like many operators in the Permian Basin, which impacted our second quarter production. These challenges also present opportunities, which we’re addressing through our midstream and power generation initiatives. We closed our acquisition of Silverback in July, marking our third successful transaction in the region since 2023. This deal significantly increased our regional footprint and offers substantial undeveloped potential for future growth.”

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
OPERATIONS AND DEVELOPMENT ACTIVITY UPDATE
The table below provides a summary of our operated well activity:

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Gross	Net	Gross	Net
Wells Drilled
Texas	10	10.0	10	10.0
New Mexico	—	—	—	—
Total	10	10.0	10	10.0

Wells Completed
Texas	2	2.0	2	2.0
New Mexico	—	—	10	6.3
Total	2	2.0	12	8.3

Wells Turned to Sales
Texas	2	2.0	2	2.0
New Mexico	5	3.8	5	3.8
Total	7	5.8	7	5.8
Average oil production during the second quarter was 15.2 MBbls/d and average total equivalent production was 24.4 MBoe/d (62% oil and 83% liquids). Daily oil volumes decreased 3% and daily total equivalent volumes remained constant quarter-over-quarter. During the second quarter, the Company drilled 10.0 net wells, completed 2.0 net wells and turned to sales 5.8 net wells. The Company voluntarily turned to sales 40% fewer net wells in the six months ending June 30, 2025, as compared to the same period ending June 30, 2024, in reaction to lower oil prices during the second quarter 2025.
The Company continues to advance the build-out of its midstream infrastructure in New Mexico. During the second quarter, we commissioned the initial phases of low-pressure gathering and high-pressure compression facilities, and we commenced receipt of our operated natural gas. These initial facilities allow for the delivery of up to 15 MMcf/d of natural gas into our current midstream partner’s high-pressure treating and processing facilities, which enabled us turning to sales 5 gross wells during the second quarter.
Additionally, we entered into a purchase agreement for high-pressure grade pipe to be delivered in late 2025. Further, we began assessment to potentially include the acquired Silverback acreage within this project scope. We continue to make progress on subsequent phases of the project and our planned 2026 in-service date. The Company has invested a total of $22 million to date into this midstream project.

Exhibit 99.1
SECOND QUARTER 2025 FINANCIAL RESULTS
Revenues totaled $85 million, net cash provided by operating activities was $34 million and net income was $30 million, or $1.44 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $59 million, cash flow from operations before changes in working capital(1) was $47 million, Total Free Cash Flow(1) was $18 million and Adjusted Net Income(1) was $22 million, or $1.02 per diluted share.
Average realized prices, before derivative settlements, were $62.17 per barrel of oil, $(0.39) per Mcf of natural gas and $0.75 per barrel of natural gas liquids (“NGL”). The Company reported a $19 million gain on derivatives, which included a $5 million realized gain on settlements and a $14 million non-cash gain due to changes in the fair value of derivatives.
Operating expenses included lease operating expense (“LOE”) of $19 million, or $8.52 per Boe, cash G&A expense(1) of $6 million, or $2.80 per Boe and production and ad valorem taxes of $6 million or $2.76 per Boe.
The Company incurred $28 million in total accrued capital expenditures ($22 million for upstream). On a cash basis, the Company had total capital expenditures of $29 million ($25 million for upstream).
As of June 30, 2025, the Company had $129 million of borrowings outstanding on its Credit Facility and $155 million principal value of its Senior Notes, for a combined principal value of debt of $284 million. The Company increased total debt by $25 million, including a principal increase of $30 million on the Credit Facility and $5 million reduction on the Senior Notes. The increase in total debt can be attributed to a $14 million deposit associated with the Silverback Acquisition (in an escrow account as of June 30, 2025), a $5 million increase in cash quarter-over-quarter and general working capital purposes. Net interest expense was $7 million.
Subsequent to quarter-end the Company closed on the acquisition of 100% of the ownership interests of Silverback, on July 1, 2025, for $142 million in cash, subject to customary purchase price adjustments. The acquisition was funded using cash on hand and borrowings under our Credit Facility. As of August 1, 2025, the Company had $246 million of borrowings outstanding on its Credit Facility and $155 million principal value of its Senior Notes, for a combined principal value of debt of $401 million.
The Company paid a cash dividend of $0.38 per share, for a total of $8 million.
POWER ACTIVITY UPDATE
RPC Power LLC (“RPC Power”), our power-focused joint venture with Conduit Power LLC, provides a portion of our electric power needs for our field operation at our Champions field in Texas. During the second quarter 2025, RPC Power served approximately 65% of the Company’s load for this field, which is forecasted to increase through the end of 2025. Additionally, RPC Power entered into a purchase agreement for battery energy storage systems, which are planned for installation at the Texas facility to complement the currently operational thermal generation units.
During the second quarter, RPC Power continued to progress on the construction of four thermal generation facilities (10 MW each) for the sale of power into ECROT. These facilities have planned in-service dates throughout 2026.
The Company has invested a total of $30 million to date in RPC Power and has 50% ownership.

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Select Financial Data (in thousands):
Oil and natural gas sales, net	$85,394	$102,457	$105,343	$187,851	$204,767
Income from Operations	$28,754	$49,502	$53,612	$78,256	$104,179
Adjusted EBITDAX(1)	$59,340	$71,133	$73,264	$130,473	$143,410
Cash Flow from Operations	$33,640	$50,381	$51,641	$84,021	$107,766
Upstream Free Cash Flow(1)	$21,250	$39,307	$38,263	$60,557	$61,571
Total Free Cash Flow(1)	$17,835	$36,428	$38,263	$54,263	$61,571

Production Data, net:
Oil (MBbls)	1,382	1,406	1,342	2,788	2,631
Natural gas (MMcf)	2,213	2,228	1,608	4,441	3,239
NGLs (MBbls)	465	422	330	887	623
Total (MBoe)	2,216	2,199	1,940	4,415	3,794

Daily combined volumes (Boe/d)	24,352	24,433	21,319	24,392	20,846
Daily oil volumes (Bbls/d)	15,187	15,622	14,747	15,403	14,456

Average Realized Prices:(2)
Oil ($ per Bbl)	$62.17	$70.12	$79.25	$66.18	$77.29
Natural gas ($ per Mcf)	$(0.39)	$0.71	$(0.61)	$0.16	$(0.09)
NGLs ($ per Bbl)	$0.75	$5.41	$(0.10)	$2.96	$2.75

Average Realized Prices, including the effects of derivative settlements:(2)(3)
Oil ($ per Bbl)	$66.10	$70.97	$76.96	$68.55	$75.68
Natural gas ($ per Mcf)	$(0.52)	$0.68	$0.16	$0.08	$0.69
NGLs ($ per Bbl)(4)	$0.75	$5.41	$(0.10)	$2.96	$2.75

Weighted Average Common Shares Outstanding (in thousands):
Basic	21,141	21,111	20,866	21,126	20,378
Diluted	21,158	21,111	21,087	21,135	20,539
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's oil, natural gas and NGL sales are presented net of gathering, processing and transportation costs. The costs, related to natural gas and NGLs, at times exceeded the price received and resulted in negative average realized prices.
(3)The Company's calculation of the effects of derivative settlements includes gains (losses) on the settlement of our commodity derivative contracts. These gains (losses) are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(4)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
2025 GUIDANCE
Riley Permian is providing third and fourth quarter detailed guidance and modifying previously disclosed full-year 2025 activity guidance based on currently scheduled development activity and current market conditions. The Company’s operating and financial results for the third and fourth quarters 2025 will incorporate the addition of Silverback, while full-year 2025 guidance reflects the impact of only six months for Silverback.
The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on net production volumes and investing expenditures. Total equivalent production estimates, inclusive of production from natural gas and NGLs, may be subject to variability based on third-party midstream service provider conditions. In the event our midstream project is delayed, it may have corresponding impacts on net production volumes and investing expenditures.

Activity and Production	Q3 2025	Q4 2025	Full-Year 2025
Net Operated Well Activity
Drilled (#)	0.0 - 1.0	8.3 - 8.5	18.3 - 19.5
Completed (#)	5.0 - 6.0	1.0 - 3.0	14.2 - 17.2
Turned to Sales (#)	5.5 - 7.5	3.0 - 4.0	14.2 - 17.2

Non-Operated D&C (#)	0.0 - 0.5	0.3 - 1.3	0.3 - 1.8

Net Production
Total (MBoe/d)	29.8 - 30.6	30.3 - 31.6	27.0 - 28.0
Oil (MBbls/d)	17.3 - 17.8	18.0 - 18.8	16.5 - 17.0

Capital Expenditures and Investing (in millions)(1)
Drilling, Completions and Capitalized Workovers	13 - 18	22 - 27	73 - 83
Upstream Infrastructure (Excluding New Mexico Midstream)	2 - 3	3 - 4	5 - 7
Land and Other	1 - 3	1 - 3	6 - 10
Upstream Capital Expenditures	16 - 24	26 - 34	84 - 100

Midstream Capital Expenditures	3 - 6	16 - 30	29 - 46
Total Capital Expenditures	19 - 30	42 - 64	113 - 146

Power JV Investment	2 - 4	7 - 8	15 - 18
Total Investments	21 - 34	49 - 72	128 - 164

Operating and Corporate Costs	Q3 2025

LOE and Workover Expense ($ per Boe)	8.90 - 9.90
Production and Ad Valorem Taxes (% of revenue)	6% - 8%
Cash G&A ($ per Boe)(2)	3.00 - 3.50
Interest Expense ($ in millions)(3)	9 - 11
___________________
(1)Activity-based investing expenditures before acquisitions
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com
(3)Interest expense is net of interest rate derivative settlements

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on August 7, 2025 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (888) 596-4144
•Toll Dial-in, +1 (646) 968-2525
•Conference ID number 1303008
An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). In addition to a webcast of the call available on the Company’s website, a replay of the call will be available until August 21, 2025 by calling:
•Toll Free Dial-In, +1 (800) 770-2030
•Toll Dial-in, +1 (609) 800-9909
•Conference ID number 1303008
About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented upstream company operating in Texas and New Mexico with midstream and power projects that complement our operations. For more information, please visit www.rileypermian.com.
Investor Contact:
405-438-0126
IR@rileypermian.com

Exhibit 99.1
Cautionary Statement Regarding Forward Looking Information and Guidance
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation, power and other midstream and downstream activities, which could result in a prolonged shut-in of our wells that may adversely affect our reserves, financial condition and results of operations; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into our operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our Credit Facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our Credit Facility and Senior Notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed to fund our exploration and development and midstream project on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including military conflicts, global economic growth, unpredictability of new tariffs, actions of OPEC+ countries and changes to the current political environment under the new administration; risks related to litigation; and cybersecurity threats, technology system failures and data security issues.
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, operating costs and the timing and completion of pending projects and acquisitions. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance.

Exhibit 99.1
Please read the "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2025	December 31, 2024
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$14,026	$13,124
Accounts receivable, net	35,295	44,411
Prepaid expenses	2,828	1,592
Inventory	3,685	5,734
Current derivative assets	11,160	3,264
Total Current Assets	66,994	68,125
Oil and natural gas properties, net (successful efforts)	867,218	860,797
Other property and equipment, net	40,744	30,477
Non-current derivative assets	—	585
Equity method investment	28,813	22,811
Funds held in escrow	14,201	—
Other non-current assets, net	15,597	10,706
Total Assets	$1,033,567	$993,501
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$9,231	$13,937
Accrued liabilities	31,198	33,918
Revenue payable	32,799	34,786
Current derivative liabilities	12	—
Current portion of long-term debt	20,000	20,000
Other current liabilities	11,535	20,123
Total Current Liabilities	104,775	122,764
Non-current derivative liabilities	1,109	414
Asset retirement obligations	33,592	32,706
Long-term debt	255,191	249,494
Deferred tax liabilities	79,587	76,547
Other non-current liabilities	2,432	961
Total Liabilities	476,686	482,886
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 22,045,608 and 21,482,555 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	22	21
Additional paid-in capital	313,908	310,232
Retained earnings	242,951	200,362
Total Shareholders' Equity	556,881	510,615
Total Liabilities and Shareholders' Equity	$1,033,567	$993,501

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Revenues:
Oil and natural gas sales, net	$85,394	$105,343	$187,851	$204,767
Contract services - related parties	—	60	—	380
Total Revenues	85,394	105,403	187,851	205,147
Costs and Expenses:
Lease operating expenses	18,880	16,492	37,211	33,261
Production and ad valorem taxes	6,126	7,174	12,796	14,405
Exploration costs	47	60	56	64
Depletion, depreciation, amortization and accretion	19,563	17,470	38,701	35,249
Impairment of oil and natural gas properties	1,214	—	1,214	—
General and administrative:
Administrative costs	6,199	6,644	13,637	11,983
Share-based compensation expense	2,685	3,281	4,054	4,973
Cost of contract services - related parties	—	—	—	363
Transaction costs	1,926	670	1,926	670
Total Costs and Expenses	56,640	51,791	109,595	100,968
Income from Operations	28,754	53,612	78,256	104,179
Other Income (Expense):
Interest expense, net	(7,171)	(8,857)	(13,832)	(17,924)
Gain (loss) on derivatives, net	18,720	(359)	12,870	(17,436)
Loss from equity method investment	(129)	(192)	(248)	(25)
Total Other Income (Expense)	11,420	(9,408)	(1,210)	(35,385)
Net Income from Operations before Income Taxes	40,174	44,204	77,046	68,794
Income tax expense	(9,704)	(10,656)	(17,943)	(16,488)
Net Income	$30,470	$33,548	$59,103	$52,306

Net Income per Share:
Basic	$1.44	$1.61	$2.80	$2.57
Diluted	$1.44	$1.59	$2.80	$2.55
Weighted Average Common Shares Outstanding:
Basic	21,141	20,866	21,126	20,378
Diluted	21,158	21,087	21,135	20,539

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Cash Flows from Operating Activities:
Net income	$30,470	$33,548	$59,103	$52,306
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	1	—	10	—
Depletion, depreciation, amortization and accretion	19,563	17,470	38,701	35,249
Impairment of oil and natural gas properties	1,214	—	1,214	—
(Gain) loss on derivatives, net	(18,720)	359	(12,870)	17,436
Settlements on derivative contracts	5,151	(1,829)	6,266	(1,725)
Amortization of deferred financing costs and discount	1,191	1,317	2,373	2,632
Share-based compensation expense	2,685	3,281	4,054	4,973
Deferred income tax expense	4,866	3,187	3,040	5,073
Loss from equity method investment	129	192	248	25
Other	—	31	(8)	(42)
Changes in operating assets and liabilities	(12,910)	(5,915)	(18,110)	(8,161)
Net Cash Provided by Operating Activities	33,640	51,641	84,021	107,766
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(24,788)	(18,987)	(40,938)	(53,926)
Additions to midstream property and equipment	(3,415)	—	(6,294)	—
Additions to other property and equipment	(512)	(306)	(636)	(430)
Acquisitions of oil and natural gas properties	(2,138)	(18,138)	(2,138)	(18,138)
Contributions to equity method investment	—	(9,543)	(6,250)	(15,162)
Funds held in escrow	(14,201)	1,926	(14,201)	—
Net Cash Used in Investing Activities	(45,054)	(45,048)	(70,457)	(87,656)
Cash Flows from Financing Activities:
Deferred financing costs	(24)	(69)	(164)	(69)
Proceeds from Credit Facility	30,000	15,000	30,000	15,000
Repayments under Credit Facility	—	(30,000)	(16,000)	(40,000)
Repayments of Senior Notes	(5,000)	(5,000)	(10,000)	(10,000)
Payment of common share dividends	(8,088)	(7,541)	(16,121)	(14,707)
Proceeds from issuance of common shares, net	—	25,415	—	25,415
Common stock repurchased for tax withholding	(305)	(52)	(377)	(158)
Net Cash Provided by (Used in) Financing Activities	16,583	(2,247)	(12,662)	(24,519)
Net Increase (Decrease) in Cash	5,169	4,346	902	(4,409)
Cash, Beginning of Period	8,857	6,564	13,124	15,319
Cash, End of Period	$14,026	$10,910	$14,026	$10,910

Exhibit 99.1
DERIVATIVE INSTRUMENTS
The Company’s oil and natural gas derivative contracts consisted of fixed price swaps, costless collars and basis swaps. The following table summarizes the open financial derivatives as of August 1, 2025, related to our future oil and natural gas production:

		Weighted Average Price
Period (1)	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q3 2025	728,213	$67.43
Q4 2025	679,947	$66.93
2026	2,046,000	$61.60
2027	325,000	$61.49

Natural Gas Swaps (MMbtu)
Q3 2025	480,000	$3.30
Q4 2025	965,000	$3.74
2026	2,255,000	$3.87
2027	600,000	$4.19

Oil Collars (Bbl)
Q3 2025	452,000		$64.23	$74.19
Q4 2025	480,000		$63.10	$77.07
2026	1,602,000		$57.84	$74.67
2027	310,000		$57.16	$66.16

Natural Gas Collars (MMbtu)
Q3 2025	1,110,000		$3.12	$3.76
Q4 2025	400,000		$3.30	$4.00
2026	2,625,000		$3.19	$4.03
2027	450,000		$3.80	$5.84

Natural Gas Basis Swaps (MMbtu)
Q3 2025	450,000	$(2.18)
Q4 2025	450,000	$(2.07)
2026	1,950,000	$(1.91)
2027	675,000	$(0.99)
___________________
(1)Q3 2025 derivative positions shown include 2025 contracts, some of which have settled as of August 1, 2025.

Exhibit 99.1
Interest Rate Contracts
The following table summarizes the open interest rate derivative positions as of June 30, 2025:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
July 2025 - April 2026	Long	$30,000	3.18%
July 2025 - April 2026	Long	$50,000	3.04%
July 2026 - April 2027	Long	$45,000	3.90%